Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the Talos Energy Inc. 2021 Long Term Incentive Plan of our reports dated March 10, 2021, with respect to the consolidated financial statements of Talos Energy Inc. and the effectiveness of internal control over financial reporting of Talos Energy Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

May 27, 2021